EXHIBIT 23.2


            Consent of Independent Registered Public Accountant Firm

     We consent to the reference to our firm under the caption "Experts" and to the use of our audited report dated March 10, 2006 on the financial statements of Cornerstone Ministries Investments, Inc. in the registration statement on Form SB-2 and related prospectus of Cornerstone Ministries Investments, Inc. for the registration of $60,000,000 in Series G bonds and 5,000,000 shares of its common stock (collectively, the "Registration Statement").


                                  /s/ Berman Hopkins Wright & Laham, CPAs, LLP
                                  --------------------------------------------
                                  April 5, 2006